Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 1, 2016 with respect to the unaudited financial statements of FLASR Inc. for the quarterly period ended December 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Calvetti Ferguson

calvettiferguson.com

Houston, Texas

May 4, 2016